EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 15, 2022.

THESE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 PM (PACIFIC TIME) ON JUNE 14, 2027.

BODY AND MIND INC.

(a Nevada Corporation)

WARRANT CERTIFICATE

WARRANT TO PURCHASE COMMON SHARES

Warrant Certificate Number: 2022-06-1 Issue Date: June 14, 2022	Number of Warrants: 1,000,000

THIS IS TO CERTIFY THAT for value received, Bomind Holdings LLC, of 810 Seventh Avenue, 34th Floor, New York, New York 10019 (the “Warrantholder”) has the right to purchase in respect of each warrant (the “Warrants”) represented by this certificate or by a replacement certificate (in either case this “Warrant Certificate”), at any time up to 5:00 pm (Pacific time) on the fourth anniversary of the Issue Date (the “Expiry Time”) one fully paid and non-assessable common share (the “Common Shares”) of Body and Mind Inc. (the “Corporation”), a corporation incorporated under the laws of the State of Nevada, as constituted on the date hereof, at an exercise purchase price (the purchase price in effect from time to time being called the “Exercise Price”) of USD $0.16 per Common Share, if exercised on or before the Expiry Time, subject to adjustment as provided herein.

The Corporation agrees that the Common Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

1

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Common Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no value.

The above provisions are subject to the following:

1.Exercise

1.1 In the event that the Warrantholder desires to exercise the right to purchase Common Shares conferred hereby, the Warrantholder shall (a) surrender this Warrant Certificate to the Corporation in accordance with section 9 hereof, (b) complete and execute a subscription form in the form attached as Schedule A to this Warrant Certificate, and (c) pay the amount payable on the exercise of this Warrant in respect of the Common Shares subscribed for either by bank draft or cheque payable to the Corporation. Upon such surrender and payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form within five business days after such surrender and payment as aforesaid. No fractional Common Shares will be issuable upon any exercise of this Warrant and the Warrantholder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

2. Partial Exercise

2.1 The Warrantholder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in this Warrant Certificate. In the event that the Warrantholder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Warrantholder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

3. Not a Shareholder

3.1 The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Corporation nor entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4. Covenants and Representations

4.1 The Corporation hereby represents and warrants that it is authorized to issue and that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate representing such Common Shares to be issued and that, at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided in this Warrant Certificate. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate. The Corporation hereby represents and warrants that it will at all times prior to the Expiry Time of any Warrants hereunder maintain its existence, will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, and will keep or cause to be kept proper books of account in accordance with applicable law.

2

5. Anti-Dilution Protection:

5.1 Definitions: For the purposes of this section 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 5.1:

(a)	“Adjustment Period” means the period commencing on the Issue Date and ending at the Expiry Time;

(b)	“Current Market Price” of the Corporation’s Common Shares at any date means, if the Common Shares are traded on a stock exchange or, if the Common Shares are not then traded on a stock exchange, in the over-the-counter market, the price per share equal to the weighted average price at which the Common Shares have traded in the over-the-counter market, during the period of any 20 consecutive trading days ending not more than five business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during such 20 consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then traded on a stock exchange or in the over-the-counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

(c)	“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation; and

(d)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

5.2

Adjustments

: The Exercise Price and the number of Common Shares issuable to the Warrantholder pursuant to this Warrant Certificate shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Adjustment Period the Corporation shall:

(i)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(ii)

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(iii)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

(iv)	consolidate the outstanding Common Shares into a lesser number of Common Shares;

3

(any of such events in subclauses 5.2(a)(i), 5.2(a)(ii), 5.2(a)(iii) and 5.2(a)(iv) above being herein called a “Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Share Reorganization and the effective date of the Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Share Reorganization; and

(B)

the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5.2(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. If the Warrantholder has not exercised its right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by the Warrantholder, at the Exercise Price determined in accordance with this clause 5.2(a) the aggregate number of Common Shares that the Warrantholder would have been entitled to receive as a result of such Share Reorganization, if, on such record date or effective date, as the case may be, the Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(b)

If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of:

(A)	the number of Common Shares outstanding on the record date for the Rights Offering; and

(B)	the quotient determined by dividing:

4

(I)

either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange, exercise or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be; by

(II)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)

the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Common Shares the number of Common Shares into which such securities may be exchanged, exercised or converted).

If by the terms of the rights, options, or warrants referred to in this clause 5.2(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5.2(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause 5.2(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)

rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable or exercisable for or convertible into Common Shares at an exchange, exercise or conversion price per share on the record date for the issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between:

(I)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; and

(II)

the fair value, as determined by a recognized independent firm of valuators, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution; and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5.2(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares referred to in this clause 5.2(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect if the current market value of the Common Shares had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time during the Adjustment Period there shall occur:

(i)

a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Share Reorganization;

(ii)

a consolidation, amalgamation or merger of the Corporation with or into any other body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

5

(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization:

(A)

the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of this Warrant, in lieu of the number of Common Shares which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of this Warrant, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares to which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of this Warrant; and

(B)

the Exercise Price shall, on the effective date of the Capital Reorganization, be adjusted by multiplying the Exercise Price in effect immediately prior to such Capital Reorganization by the number of Common Shares purchasable pursuant to this Warrant Certificate immediately prior to the Capital Reorganization, and dividing the product thereof by the number of successor securities determined in Section 5.2(d)(iv) above.

(e)

If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Warrantholder to the end that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.

(f)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clauses 5.2(a), 5.2(b) or 5.2(c) hereof, then the number of Common Shares purchasable upon the subsequent exercise of this Warrant shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

5.3 Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 5.2 hereof.

(a)	Subject to the following provisions of this subsection 5.3, any adjustment made pursuant to subsection 5.2 hereof shall be made successively whenever an event referred to therein shall occur.

(b)

No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of this Warrant unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this clause 5.3(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of subsection 5.2 hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of this Warrant (except in respect of the Share Reorganization described in subclause 5.2(a)(iv) hereof or a Capital Reorganization described in subclause 5.2(d)(ii) hereof).

(c)

No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of this Warrant shall be made in respect of any event described in section 5 hereof if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrantholder had exercised this Warrant prior to or on the record date or effective date, as the case may be, of such event.

(d)

No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of this Warrant shall be made pursuant to subsection 5.2 hereof in respect of the issue from time to time of Common Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Share Reorganization, a Rights Offering nor any other event described in subsection 5.2 hereof.

(e)

If at any time during the Adjustment Period the Corporation shall take any action affecting the Common Shares, other than an action described in subsection 5.2 hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Warrantholder, either or both the Exercise Price and the number of Common Shares purchasable upon exercise of this Warrant shall be adjusted in such manner and at such time by action by the directors, in their sole discretion, as may be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(f)

If the Corporation shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of this Warrant shall be required by reason of the setting of such record date.

(g)

In any case in which this Warrant shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 5.2 hereof, the Corporation may defer, until the occurrence of such event:

6

(i)

issuing to the Warrantholder, to the extent that this Warrant is exercised after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Warrantholder any distribution declared with respect to such additional Common Shares after such record date and before such event;

provided, however, that the Corporation shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and the number of Common Shares purchasable upon the exercise of this Warrant and to such distribution declared with respect to any such additional Common Shares issuable on this exercise of this Warrant.

(h)

In the absence of a resolution of the directors fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(i)

If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon the exercise of this Warrant, such disputes shall be conclusively determined by a firm of independent chartered accountants mutually acceptable to the Warrantholder and the Corporation and any such determination, in the absence of manifest error, shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 5.2 hereof and shall be binding upon the Corporation and the Warrantholder.

(j)

As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 5.2 hereof, including the Exercise Price and the number or class of Common Shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Common Shares or other securities which the Warrantholder is entitled to receive in accordance with the provisions of this Warrant Certificate.

5.4 Notice: At least 21 days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Warrantholder under this Warrant, including the Exercise Price and the number of Common Shares which are purchasable under this Warrant, the Corporation shall deliver to the Warrantholder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 5.4 has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Warrantholder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and transfer books for the Common Shares will be open, and that the Corporation will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

6. Further Assurances

The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

7

7. Time of Essence

Time is of the essence of this Warrant Certificate.

8. Governing Laws

This Warrant Certificate shall be construed in accordance with the laws of the State of Nevada. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Certificate, the parties hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Nevada and to the jurisdiction of the United States District Court for the District of Nevada for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant.

9. Notices

All notices or other communications to be given under this Warrant Certificate shall be delivered by hand, by telecopier, or by email and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier or email, on the date of transmission if sent before 4:00 p.m. on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Corporation shall be addressed to:

Body and Mind Inc.

1095 West Pender Street, Suite 750

Vancouver, BC V6E 2M6

Attention: Michael Mills, CEO

Email: mmills@bodyandmind.com

The Corporation or the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

10. Legends on Common Shares

10.1 If the Warrantholder is a U.S. Person or exercising the Warrants for the account or benefit of a U.S. Person, or a person in the United States, then the Warrantholder also acknowledges and understands that the certificates representing the Common Shares will be required to be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner in the United States:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”;

8

10.2 If the Warrantholder is outside of the United States and is not (A) a U.S. Person, or (B) exercising the Warrants for the account or benefit of a U.S. Person, or a person in the United States, then the Warrantholder also acknowledges and understands that the certificates representing the Common Shares will be required to be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”;

provided, however, in either 10.1 or 10.2 above, if any Common Shares are being sold, the legend may be removed by delivery to the Corporation’s registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or state securities laws.

10.3 If the Warrantholder exercises the Warrants prior to October 15, 2022, then the Warrantholder also acknowledges and understands that the certificates representing the Common Shares will be required, in addition to the respective legend set forth in 10.1 or 10.2 above, as applicable, to be stamped with the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 15, 2022.”

11. Lost Certificate

11.1 If this Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

12. Language

The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés dans la langue anglaise.

13. Transfer

13.1 The Warrants are transferable subject to compliance with all applicable securities laws, rules and regulations.

14. Successors and Assigns

14.1 This Warrant Certificate shall enure to the benefit of the Warrantholder and the successors and assignees thereof and shall be binding upon the Corporation and the successors thereof.

[Signature Page Follows]

9

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be signed by an authorized officer as of the June 14, 2022.

BODY AND MIND INC.

Per:	/s/ Michael Mills
Name: Michael Mills
Title: Authorized Signatory

10

Schedule A

SUBSCRIPTION FORM

To: Body and Mind Inc.

The undersigned hereby subscribes for ____________ common shares (“Common Shares”) of Body and Mind Inc. (the “Corporation”) (or such other number of Common Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto) pursuant to the provisions of the warrant certificate (the “Warrant Certificate”) dated as of June 14, 2022 issued by the Corporation to the Warrantholder (as defined in the Warrant Certificate) at the purchase price of USD $0.16 per Common Share if exercised on or before 5:00 p.m. (Pacific time) on June 14, 2027, (or at such other purchase price as may then be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant and encloses herewith a cheque, bank draft or money order or has transmitted good same day funds by wire or other similar transfer in United States dollars payable to or to the order of the Corporation in payment of the subscription price.

The undersigned hereby directs that the Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address (include Postal/Zip Code)	Number of Common Shares

As at the time of exercise hereunder, the undersigned Warrantholder represents, warrants and certifies as follows (check one):

(A)	☐

the undersigned Warrantholder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S), and did not execute or deliver this subscription form in the United States; OR

(B)	☐

the undersigned Warrantholder is resident in the United States, is a U.S. person, or is exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (a “U.S. Holder”), and is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this subscription form; OR

(C)	☐

if the undersigned Warrantholder is a U.S. Holder, the undersigned Warrantholder has delivered to the Corporation and the Corporation’s transfer agent, if applicable, an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Corporation) or such other evidence satisfactory to the Corporation to the effect that with respect to the common shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

11

“United States” and “U.S. person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act (“Regulation S”).

If the undersigned has checked box (A) immediately above the undersigned:

(a)	agrees not to engage in hedging transactions with regard to the Common Shares prior to the expiration of the six-month distribution compliance period set forth in Rule 903(b)(3) of Regulation S;
(b)

acknowledges that the Common Shares issuable upon exercise of the Warrants are “restricted securities” as defined in Rule 144 of the U.S. Securities Act, and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Common Shares shall bear the applicable restrictive legends substantially in the forms set forth in sections 10.2 and 10.3 of the Warrant Certificate, as applicable;

(c)

agrees not to resell the Common Shares except (i) pursuant to registration under the U.S. Securities Act and any applicable state securities laws, (ii) pursuant to an available exemption from registration under the U.S. Securities Act and any applicable state securities laws, or (iii) pursuant to the provisions of Regulation S of the U.S. Securities Act; and

(d)

subject to compliance with the Corporation’s constating documents and any other applicable agreements between the undersigned and the Corporation, the undersigned acknowledges that the Corporation shall refuse to register any transfer of the Common Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act and any applicable state securities laws, or pursuant to an available exemption from registration under the U.S. Securities Act and any applicable state securities laws.

Note: Certificates representing Common Shares will not be registered or delivered to an address in the United States unless box (B) or (C) immediately above is checked.

If the undersigned Warrantholder has indicated that the undersigned Warrantholder is a U.S. Accredited Investor by marking box (B) above, the undersigned Warrantholder additionally represents and warrants to the Corporation that:

1

the undersigned Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

2.

the undersigned is: (i) purchasing the Common Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Common Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Common Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned Warrantholder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned Warrantholder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned Warrantholder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

12

3.

the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking box (B) above, the undersigned also acknowledges and agrees that:

1.

the Corporation has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Corporation as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Common Shares;

2.

if the undersigned decides to offer, sell or otherwise transfer any of the Common Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Common Shares directly or indirectly, unless:

(a)	the sale is to the Corporation;

(b)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(d)	the Common Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and in the case of (c) and (d) above, it has prior to such sale furnished to the Corporation and the Corporation’s registrar and transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Corporation’s registrar and transfer agent;

3.

the Common Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Common Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

4.	the Corporation has no obligation to register any of the Common Shares;

13

5.

the certificates representing the Common Shares (and any certificates issued in exchange or substitution for the Common Shares) will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;

6.

the legend may be removed by delivery to the Corporation’s registrar and transfer agent and the Corporation of an opinion of counsel, satisfactory to the Corporation, acting reasonably, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

7.	there may be material tax consequences to the undersigned of an acquisition or disposition of the Common Shares;

8.

the Corporation gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any Common Shares;

9.

funds representing the subscription price for the Common Shares which will be advanced by the undersigned to the Corporation upon exercise of the Warrants will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Corporation may in the future be required by law to disclose the undersigned’s name and other information relating to this exercise form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act.  No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Corporation if the undersigned discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith; and

10.

the undersigned consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this subscription form or the Warrant Certificate.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the Warrantholder hereof and will be sent by first class mail to the last address of the Warrantholder appearing on the register maintained for the Warrants.

[Signature page follows]

14

DATED this _________ day of _______________, 20___.

In the presence of:

Signature of Witness	Signature of Warrantholder

Witness’s Name	Name and Title of Authorized Signatory for

the Warrantholder

Please print below your name and address in full.

Legal Name

Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration. If the certificates representing the Common Shares to be issued upon exercise of the Warrants differs from the registration of the Warrant Certificates the signature of the registered Warrantholder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Corporation.

If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

15

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of BODY AND MIND INC. (the “Company”) by the Warrantholder, the Warrantholder hereby represents and warrants to the Company that the Warrantholder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the Warrantholder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned Warrantholder, and “B/O” for each beneficial owner, if any, on each line that applies):

_______ Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______ Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______ Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

_______ Category 4.	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or

_______ Category 5.

An investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission  (the “Commission”) under section 203(l) or (m) of the Investment Advisers Act of 1940; or

_______ Category 6.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

_______ Category 7.	An investment company registered under the United States Investment Corporation Act of 1940; or

_______ Category 8.	A business development company as defined in Section 2(a)(48) of the United States Investment Corporation Act of 1940; or

_______ Category 9.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

_______ Category 10.	A rural business investment company as defined in section 384A of the Consolidated Farm and Rural Development Act; or

_______ Category 11.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

_______ Category 12.

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are U.S. Accredited Investors; or

_______ Category 13.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

_______ Category 14.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, a corporation, a limited liability company, a Massachusetts or similar business trust, a partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000; or

16

_______ Category 15.	Any director or executive officer of the Company; or

_______ Category 16.

A natural person (including an IRA (Individual Retirement Account) owned by such person) whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse), excluding the value of that person’s primary residence net of any mortgage obligation secured by the property, exceeds US$ 1,000,000 (note: for the purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; (iv) for the purposes of calculating joint net worth of the person and that person’s spouse or spousal equivalent, (A)joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and (v) reliance by the person and that person’s spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly); or

_______ Category 17.

A natural person (including an IRA (Individual Retirement Account) owned by such person) who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______ Category 18.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

_______ Category 18a.

A revocable trust which may be revoked or amended by its settlors (creators), each of whom is a U.S. Accredited Investor (note: if this category is selected, you must furnish a supplementary representation letter from each settlor confirming how such settlor qualifies as a U.S. Accredited Investor); or

_______ Category 19.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

Name of Equity Owner	Category of U.S. Accredited Investor

17

Note: It is permissible to look through various forms of equity ownership to natural persons in determining the U.S. Accredited Investor status of entities under this category. If those natural persons are themselves U.S. Accredited Investors, and if all other equity owners of the entity seeking U.S. Accredited Investor status are U.S. Accredited Investors, then this category will be available.

_______ Category 20.

An entity, of a type not listed in Categories 1-14, 18 or 19, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 20, “investments is defined in Rule 2a51-1(b) under the Investment Company Act of 1940); or

_______ Category 21.

A natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for U.S. Accredited Investor status, including an IRA (Individual Retirement Account) owned by such person: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65); or

_______ Category 22.

A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person (a “Knowledgeable Family Office Administrator”) who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

_______ Category 23.

A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 23 above and whose prospective investment in the Company is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.

18

Schedule B

FORM OF TRANSFER

TO BE EXECUTED BY THE REGISTERED HOLDER TO TRANSFER THIS WARRANT TO PURCHASE COMMON SHARES ISSUED ON JUNE 14, 2022

(THE “WARRANT”)

To:	Body and Mind Inc. (the “Corporation”)

FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby sells, assigns and transfers unto __________________________________ (the “Transferee”) ________________ Warrants exercisable for common shares of the Corporation registered in the name of the Transferor on the register of the Corporation.

The Transferor hereby directs that the Warrants hereby transferred be issued and delivered as follows:

NAME IN FULL	ADDRESS	NUMBER OF WARRANTS

The Transferor irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of Body and Mind Inc., maintained for the purpose, with full power of substitution in the premises.

The undersigned hereby certifies that (check either A or B, as applicable):

____	(A)

if the Transferee is (i) a U.S. person, (ii) a person in the United States, or (ii) a person who is acting for the account or benefit of a U.S. person or a person in the United States, the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the Transferor has delivered or caused to be delivered a written opinion of U.S. legal counsel or recognized standing in form and substance reasonably acceptable to the Corporation and the transfer agent to such effect; OR

____	(B)

the transfer of the Warrants is being made outside the United States in accordance with Rule 904 of Regulation S (“Regulation S”) under the U.S. Securities Act, and in compliance with all local laws and regulations, and the undersigned has delivered or caused to be delivered an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S and in accordance will all local laws and regulations.

19

“United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

DATED this _______ day of ___________________, 20___.

Signature of Transferor guaranteed by:

Medallion Signature Guarantee	Signature of Transferor

Stamp of Transferor

(print name of Transferor)

Authorized Officer
(if applicable, print name of signatory and
office)
Name of Institution

Address of Transferor

INSTRUCTIONS FOR TRANSFER:

1.	The signature of the Holder must be the signature of the person appearing on the face of this Warrant Certificate in every particular without any changes whatsoever.

2.

If the Transfer Form is signed on behalf of a corporation, partnership, association, or by an agent, trustee, executor, administrator, curator, guardian, attorney or any person acting in a judicial or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3.	The signature on the Transfer Form must be guaranteed by one of the following methods:

In Canada and the US: a Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP,SEMP or MSP). Many banks, credit unions and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”.

In Canada: a Signature Guarantee obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”.

Outside Canada and the US: Holders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the US that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must overguarantee the guarantee provided by the local financial institution.

4.	Warrants shall only be transferable in accordance with all applicable laws.

20

TRANSFEREE ACKNOWLEDGMENT

The undersigned transferee (the “Transferee”) acknowledges and agrees that the Warrants may not be offered, sold, pledged or otherwise transferred in the absence of: (a) an effective registration statement under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and the applicable laws of any such state, relating thereto; or (b) an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. Each Warrant Certificate, and each certificate representing Common Shares issuable upon exercise thereof, shall contain legends on the face thereof, in the appropriate form, setting forth the restrictions on transfer referred to in the Warrant Certificate, unless in the opinion of counsel for the holder thereof (which is in form and substance satisfactory to the Corporation and its transfer agent), the securities represented thereby are not, at such time, required by law to bear such legend, or in the case of the Common Shares, are transferred pursuant to an effective registration statement under the U.S. Securities Act and the applicable state securities laws. The holder acknowledges and agrees that the Warrants represented by this Warrant Certificate, and the Common Shares issuable upon exercise thereof, constitute “restricted securities” under the U.S. Securities Act.

If the Transferee acquires the Warrants pursuant to a resale transaction pursuant to Rule 904 of Regulation S under the U.S. Securities Act, then the Transferee acknowledges that the Warrants still continue to be deemed restricted securities and will continue to bear restrictive legends.

Any certificate issued at any time in exchange or substitution for any certificate bearing restrictive legends shall also bear such legends unless in the opinion of counsel for the holder thereof (which is in form and substance satisfactory to the Corporation and its transfer agent), the securities represented thereby are not, at such time, required by law to bear such legends.

The Transferee acknowledges that it shall notify the Corporation prior to any exercise or deemed exercise of the Warrants if the representations, warranties and certifications contained in the Form of Transfer are no longer true and correct.

Dated the ___ day of ________________, 20___.

In the presence of:	(Signature of Transferee)

(Witness)	(Name of Transferee – Please print)

(Name of Witness – Please print)	(Name and Capacity of Authorized Representative – please print)

The Warrants and the Common Shares issuable upon exercise of the Warrants shall only be transferable in accordance with all applicable laws. The Warrants may only be exercised in the manner required by the Warrant Certificate and the subscription form attached thereto. Any securities acquired pursuant to this exercise of Warrants shall be subject to applicable hold periods and any certificate representing such securities may bear restrictive legends.

21